Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES FOURTH QUARTER 2014

FINANCIAL AND OPERATING RESULTS

AUSTIN, Texas, February 26, 2015 – Parsley Energy, Inc. (NYSE: PE) (“Parsley” or the “Company”) today announced financial and operating results for the fourth quarter ended December 31, 2014. The Company has posted to its website a presentation that supplements the information in this release.

Highlights

•	As previously reported, net production averaged 18.2 MBoe/d, an increase of 19% over Q3 2014. Oil volumes increased 31% quarter-over-quarter, representing 57% of total production in Q4 2014.

•	Full year 2014 production increased 184% over full year 2013 to 14.2 MBoe/d, with organic growth driving more than 90% of the increase.

•	Parsley previously issued 2015 production guidance of 18.0-19.0 MBoe/d, representing approximately 30% year-over-year growth at the midpoint on a previously announced capital budget that is approximately 50% lower than the Company’s 2014 capital expenditures.

•	As previously announced, Parsley acquired bolt-on assets in the heart of the Company’s horizontal development area for $139 million, consisting of approximately 8,450 net acres, primarily in Northwest Reagan County. During 2014, Parsley increased net acreage in its Core and Tier 1 operating areas by almost 60%.

•	Proved reserves at year-end 2014 increased 66% to 90.9 MMBoe, while proved developed reserves increased 126% to 46.0 MMBoe from year-end 2013 reserves. Total reserves increased 36.1 MMBoe, replacing 694% of 2014 production volumes.

•	The Company continues to drill and complete outstanding horizontal Wolfcamp B wells, with initial production rates among the best in the Midland Basin.

¡	Since the Company last published well results, Parsley completed four wells targeting the Wolfcamp B shale in Upton County. These wells had peak 30-day initial production (IP) rates per 1,000-foot lateral of 216 Boe/d on average.

¡	The two most recently completed Wolfcamp B wells with 30 days of production established Company records for scaled IP rates, averaging 240 Boe/d per 1,000-foot lateral.

“The fourth quarter was a strong conclusion to a banner year for Parsley Energy,” said Bryan Sheffield, Parsley Energy’s Chief Executive Officer. “We are pleased to have delivered strong production growth throughout the year and to have added meaningfully to our first-class asset base, from which we are driving value in an efficient, disciplined manner.”

Drilling Update

In addition to the well completions noted above:

•	Parsley completed two acquired wells in Reagan County that had been drilled in a different portion of the Wolfcamp B formation than the Company has targeted to date. These wells generated peak 30-day initial production rates per 1,000-foot lateral of 161 Boe/d on average, providing encouraging initial indications on how additional zones within the Wolfcamp B may perform.

•	Parsley’s second well targeting the Wolfcamp A interval, drilled in Reagan County, had a peak 30-day initial production rate per 1,000-foot lateral of 107 Boe/d, adversely impacted by a low pressure zone that limited early flowback production. Recently, the well has performed in line with the Company’s first Wolfcamp A well, which posted a peak 30-day initial production rate per 1,000-foot lateral of 185 Boe/d. Based on early results, Parsley’s third well targeting the Wolfcamp A interval is on track to be its most productive Wolfcamp A well to date.

•	The Company completed its first Cline well, located in Reagan County in the Tier 1 area. The well generated a 30-day peak rate of 131 Boe/d per 1,000-foot lateral, a particularly strong result considering only 2,500 feet of the roughly 4,000 foot lateral was plugged and perforated.

•	Parsley completed its first Atoka well in a tertiary target zone after sidetracking twice. The well, located in Upton County, generated a peak 30-day initial production rate per 1,000-foot lateral of 35 Boe/d.

“We continue to see basin-leading productivity from our Wolfcamp wells, which will represent the bulk of the Company’s 2015 drilling program,” Sheffield stated. “We are also pleased with the performance of our first Cline well. And while our first Atoka well was uneconomic, we remain as optimistic as ever about the potential productivity of the Atoka formation. In fact, just a few miles from the Atoka horizontal well, one of our recently drilled vertical wells—completed solely in the Atoka-Penn zone—is on track to be the most productive of the more than 650 vertical wells we have drilled as a company.”

Previously Released Well Results – Average by Zone and Area

Well Count	Well Zone	Core / Tier 1	County	Lateral Length	Number of Stages	Peak 24-hr IP (Boe/d)	Peak 30-day IP (Boe/d)	Peak 30-day IP per 1,000’ Lateral	% Liquids(1)
8	Wolfcamp B	Core	Upton	5,621	26	1,493	1,102	198	91
4	Wolfcamp B	Tier 1	Reagan	5,167	27	1,158	883	174	90
1	Wolfcamp A	Core	Upton	4,968	25	1,269	921	185	90

New Well Results

Well Count	Well Zone	Core / Tier 1	County	Lateral Length	Number of Stages	Peak 24-hr IP (Boe/d)	Peak 30-day IP (Boe/d)	Peak 30-day IP per 1,000’ Lateral	% Liquids(1)
Zain 26-1HB	Wolfcamp B	Core	Upton	4,489	27	1,429	968	216	92
Franklin 22B-22-1HB	Wolfcamp B	Core	Upton	5,077	31	1,340	853	168	92
Atkins 10A-1HB	Wolfcamp B	Core	Upton	4,522	28	1,474	1,079	239	92
Ratliff 28-1 HB	Wolfcamp B	Core	Upton	4,960	29	1,702	1,191	240	93
Ringo 9-2H	Wolfcamp B	Tier 1	Reagan	3,979	24	773	594	149	92
Ringo 9-3H	Wolfcamp B	Tier 1	Reagan	4,149	25	916	719	173	92
Char Hughes 3HA	Wolfcamp A	Tier 1	Reagan	6,013	34	801	641	107	88
Char Hughes 4HU	Cline	Tier 1	Reagan	4,156	22	914	543	131	83
JRS Farms 30A-1H	Atoka	Core	Upton	3,881	20	310	136	35	79

(1)	During the period for which the 30-day IP is presented

Fourth Quarter 2014 Financial and Operational Highlights

Revenue for the fourth quarter of 2014 was $78.1 million, down 7% from Q3 2014, reflecting lower commodity prices realizations, partially offset by higher production.

During the fourth quarter of 2014, the Company recorded a net profit of $43.2 million, or $0.46 per weighted average diluted share. Excluding non-recurring items on a tax-adjusted basis and adding back non-controlling interest allocated to Class B shareholders, adjusted net income for the fourth quarter of 2014 was $2.6 million, or $0.02 per diluted share. Adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“adjusted EBITDA” – a non-GAAP financial measure) for the fourth quarter of 2014 was $51.8 million. (Please see supplemental financial information at the end of this news release for a reconciliation of non-GAAP financial measures to GAAP financial measures.)

Unit cost trends were favorable in Q4 2014, with all costs within or below guided ranges. Lease operating expense per BOE declined 13% to $6.49, while general and administrative expenses per BOE declined 8% to $6.38. Depreciation, depletion, and amortization expense per BOE increased 45% to $20.92, driven by recent acquisitions.

Parsley spent $132 million on development activities in Q4 2014, down 20% from Q3 2014, as the effect of fewer vertical rigs outweighed the effect of adding horizontal rigs, albeit at a slower pace than originally anticipated.

Net production averaged 18.2 MBoe/d during Q4 2014, up 19% over Q3 2014, with growth dominated by oil volumes, which increased 31% quarter-over-quarter and represented 57% of total production in the fourth quarter of 2014, up from 52% in the third quarter of 2014.

Selected Operating Data

	Quarter Ended		Year Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2014	2013(1)	2014	2013(1)
Net Production Volumes:
Oil (MBbls)	961	348	2,839	1,049
Natural gas (MMcf)	2,148	1,447	7,245	4,680
NGLs (MBbls)	358	n.a.	1,140	n.a.

Total (MBoe)(2)	1,677	589	5,186	1,829

Average net daily production (Boe/d)	18,228	6,404	14,207	5,011

Average Sales Prices(3):
Oil, without realized derivatives (per Bbl)	$64.15	$93.48	$81.91	$93.28
Oil, with realized derivatives (per Bbl)	67.29	90.95	81.33	87.91
Natural gas, without realized derivatives (per Mcf)	3.53	5.68	4.23	4.95
Natural gas, with realized derivatives (per Mcf)	3.82	5.68	4.32	4.95
NGLs (per Bbl)	24.80	n.a	33.82	n.a.

Total, without realized derivatives (per Boe)	$46.57	$69.18	$58.19	$66.17
Total, with realized derivatives (per Boe)	$48.75	$67.69	$58.00	$63.09

Average Costs (per Boe):
Lease operating expenses	$6.49	$10.71	$7.34	$9.06
Production and ad valorem taxes	2.93	4.86	3.65	3.87
Depreciation, depletion, and amortization	20.92	20.57	18.18	15.39
General and administrative expenses	6.38	12.59	6.75	8.34

(1)	Parsley started breaking out natural gas and NGL revenue and production in late 2013. As a result, natural gas and NGLs are combined into the natural gas volumes and sales prices.
(2)	One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(3)	Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of our realized commodity hedging transactions. Our calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Liquidity and Hedging Update

Parsley’s revolving credit facility currently stands at $562 million, though the Company has chosen to limit the aggregate commitment to $365 million. Based on that committed amount, combined with more than $150 million in cash at the end of the fourth quarter and pro forma for the equity offering closed earlier this month that raised $224 million of net proceeds, Parsley has total liquidity in excess of $500 million.

Over the last few months, Parsley has strengthened its liquidity and balance sheet by monetizing a portion of its hedge position, converting unrealized gains into $63 million of cash. Approximately $46 million of this cash is part of the Company’s 2014 year end cash balance, with the rest of the transactions having been completed in 2015. Total barrels hedged are unchanged, with most of 2015 estimated production hedged in 2015 and more barrels hedged in 2016 than in 2015. The Company expects to use some of the proceeds from the hedge restructuring to add to its 2017 hedge position.

Acquisitions and Acreage Update

During the fourth quarter, Parsley acquired approximately 8,450 net acres, primarily in Northwest Reagan County.

During 2014, the Company increased its Core and Tier 1 net acreage by almost 60%.

As of December 31, 2014, the Company held rights to more than 100,000 net acres in the Midland Basin and more than 30,000 net acres in the Southern Delaware Basin. The Company has identified more than 1,800 net horizontal drilling locations associated with its acreage position.

Capital Program and Outlook

Parsley has issued 2015 production guidance of 18.0-19.0 MBoe/d, representing 30% growth at the midpoint relative to 2014 average daily production of 14.2 MBoe/d. The outlook for 2015 incorporates the effect of winter storms that hindered drilling and production in January.

In 2015, the Company plans to spend between $195 million and $210 million on drilling and completion activities and between $30 million and $40 million on infrastructure and other items, representing total development capital expenditures of $225 million to $250 million.

Parsley plans to operate an average of three horizontal rigs during 2015. The shape of drilling activity in 2015 is intended to reflect an anticipated uplift in returns associated with declining costs for services and equipment, with two horizontal rigs running on average during the first half of the year and four horizontal rigs running on average during the second half of the year. The Company plans to operate one vertical rig on an as-needed basis to hold acreage.

Parsley plans to complete 30-35 gross operated horizontal wells and 18-22 gross operated vertical wells, with average working interest of approximately 90% for both the horizontal and vertical drilling programs.

The Company expects to maintain cost improvements achieved during 2014, issuing guidance of $6.00-$7.00 per BOE for lease operating expenses, $6.00-$7.00 per BOE for general and administrative expenses, and 6.0%-7.0% for production and ad valorem taxes.

2015 Guidance
	2014	2015
	Actual	Guidance
Average net daily production (Boe/d)	14,207	18,000-19,000

Average Costs:
(Per Boe)
Lease operating expenses	$7.34	$6.00-$7.00
General and administrative expenses (including non-cash)	6.75	6.00-7.00
Production and ad valorem taxes (as a % of revenue)(1)	6.3%	6.0%-7.0%

Capital Expenditures:
($ millions)
Drilling and Completion	$418	$195-$210
Infrastructure and other	73	30-40
Total development expenditures	$491	$225-$250

Drilling Activity:
Gross horizontal wells completed (average working interest)	20 (77%)	30-35(~90%)
Gross vertical wells completed (average working interest)	167 (84%)	18-22(~90%)

(1)	Includes production taxes of 4.6% for oil and 7.5% for natural gas and NGLs, and ad valorem taxes assessed at 3% of the taxable value of producing properties.

Conference Call Information

Parsley Energy will host a conference call and webcast to discuss its results for the quarter on Friday, February 27 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants should call 412-903-0003 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available through March 6 by dialing 201-612-7415 (passcode: 13600463). A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investor Relations” section of the website. A replay will be available shortly after the call. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including the prospectus filed with the SEC in connection with our initial public offering. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard • Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

- Tables to Follow -

PARSLEY ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share data)

	For the three months ended		For the year Ended
	December 31,		December 31,
	2014	2013(1)	2014	2013(1)
REVENUES
Oil sales	$61,646	$32,531	$232,554	$97,839
Natural gas and natural gas liquids sales	16,460	8,216	69,203	23,179

Total revenues	78,106	40,747	301,757	121,018

OPERATING EXPENSES
Lease operating expenses	10,878	6,307	38,071	16,572
Production and ad valorem taxes	4,915	2,860	18,941	7,081
Depreciation, depletion and amortization	35,089	12,114	94,297	28,152
General and administrative expenses	10,702	7,416	34,997	15,248
Exploration costs	3,136	—	3,136	—
Acquisition costs	3	—	2,527	—
Incentive unit compensation	—	1,233	51,088	1,233
Stock based compensation	1,005	—	2,209	—
Accretion of asset retirement obligations	158	72	512	181

Total operating expenses	65,886	30,002	245,778	68,467

(Loss) gain on sale of property	(2,097)	—	(2,097)	36

OPERATING INCOME	10,123	10,745	53,882	52,587

OTHER INCOME (EXPENSE)
Interest expense, net	(10,759)	(4,498)	(38,607)	(13,714)
Rig termination costs	(765)	—	(765)	—
Prepayment premium on extinguishment of debt	—	—	(5,107)	—
Income from equity investment	(40)	(107)	348	184
Derivative income (loss)	92,120	(1,461)	83,858	(9,800)
Other income (expense)	47	90	(419)	159

Total other income (expense), net	80,603	(5,976)	39,308	(23,171)

INCOME BEFORE INCOME TAXES	90,726	4,769	93,190	29,416
INCOME TAX EXPENSE	(24,757)	(866)	(36,468)	(1,906)

NET INCOME (LOSS)	65,969	3,903	56,722	27,510

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(22,749)	—	(33,293)	—

NET INCOME (LOSS) ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS’ EQUITY	$43,220	$3,903	$23,429	$27,510

Net loss per common share:
Basic	$0.46		$0.42
Diluted	$0.46		$0.42
Weighted average common shares outstanding:
Basic	93,168		55,136
Diluted	125,416		55,239

(1)	The Company does not include earnings per basic and diluted common share, weighted average number of basic shares outstanding or weighted average number of diluted shares outstanding for the three month period and year ended December 31, 2013 as Parsley Energy was not yet a public company and its assets and operations were owned by a limited liability company.

PARSLEY ENERGY, INC.

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2014	2013
Cash and cash equivalents	$50,550	$19,393
Other current assets	153,611	117,933

Total current assets	$204,161	$137,326

Total property, plant and equipment, net	1,760,862	586,883
Total noncurrent assets	86,056	18,347

TOTAL ASSETS	$2,051,079	$742,556

Total current liabilities	$220,865	$191,497
Long-term debt	676,845	429,970
Other noncurrent liabilities	160,820	13,057

Total noncurrent liabilities	$837,665	$443,027

Total liabilities	1,058,530	634,524
Total equity	992,549	108,032

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,051,079	$742,556

PARSLEY ENERGY, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	For the fiscal year ended
	December 31,
	2014	2013
Cash flows from operating activities
Net (loss) income	$56,722	$27,510
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash and other items	108,378	27,872
Changes in operating assets and liabilities	19,883	(2,147)

Net cash provided by operating activities	$184,983	$53,235

Net cash used in investing activities	(1,247,677)	(425,611)

Financing activities:
Net proceeds from long-term debt	232,827	304,824
Issuance of common stock	867,750	—
Other	(6,726)	73,272

Net cash provided by financing activities	$1,093,851	$378,096

Net increase (decrease in cash and cash equivalents)	31,157	5,720
Cash and cash equivalents, beginning of period	19,393	13,673

Cash and cash equivalents, end of period	$50,550	$19,393

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated and combined financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income before depreciation, depletion and amortization, gain (loss) on sales of oil and natural gas properties, asset retirement obligation accretion expense, interest expense, income tax, prepayment premium on extinguishment of debt, gain (loss) on derivative instruments, net cash receipts (payments) on settled derivative instruments and premiums (paid) received on options that settled during the period.

Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

PARSLEY ENERGY, INC.

ADJUSTED EBITDA

(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Adjusted EBITDA reconciliation to net income (in thousands):
Net income (loss) attributable to Parsley Energy, Inc. shareholders	$43,220	$3,903	$23,429	$27,510
Net income attributable to noncontrolling interests	22,749	—	33,293	—
Depreciation, depletion, and amortization	35,089	12,114	94,297	28,152
Exploration costs	3,136	—	3,136	—
Acquisition costs	3	—	2,527	—
Loss (gain) on sales of oil and natural gas properties	2,097	—	2,097	(36)
Accretion of asset retirement obligation	158	72	512	181
Non-cash stock based compensation	1,005	—	2,209	—
Incentive unit compensation	—	1,233	51,088	1,233
Interest expense, net	10,759	4,498	38,607	13,714
Income tax	24,757	866	36,468	1,906
Rig termination	765	—	765	—
Prepayment premium on extinguishment of debt	—	—	5,107	—
Derivative loss (gain)	(92,120)	1,461	(83,858)	9,800
Net cash receipts (payments) on settled derivative instruments	2,518	(51)	3,311	(198)
Premiums (paid) received on options that settled during the period	(2,308)	(827)	(6,928)	(5,434)

Adjusted EBITDA	$51,828	$23,269	$206,060	$76,828

PARSLEY ENERGY, INC.

ADJUSTED NET INCOME AND EARNINGS PER SHARE

(Unaudited, in thousands, except per share data)

Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives. It should not be considered an alternative to consolidated net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income.

	Three months ended	Twelve months ended
	December 31, 2014	December 31, 2014
Net income attributable to Parsley Energy Inc. Stockholders	$43,220	$23,429

Derivative loss (gain)	(92,120)	(83,858)
Net cash receipts (payments) on settled derivative instruments	2,518	3,311
Net premiums (paid) received on options that settled during the period	(2,308)	(6,928)
Loss on the sale of property	2,097	2,097
Incentive unit compensation	—	51,088
Exploration costs	3,136	3,136
Acquisition costs	3	2,527
Rig termination costs	765	765
Noncontrolling interest	22,749	33,293
Change in estimated income tax expense	22,542	20,671

Adjusted net income	$2,602	$49,531

Weighted average diluted shares outstanding	125,416	125,416 (1)

Adjusted net inco3me per diluted share	$0.02	$0.39

(1)	Because the Company’s initial public offering occurred during 2014, the same weighted average share count is used for both three months ended 12/31/14 and twelve months ended 12/31/14.

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